Exhibit 95

MSHA CITATIONS AND LITIGATION

On July 21, 2010, the Dodd-Frank Wall Street Reform and Consumer Protection Act (the Dodd-Frank Act) was enacted. Section 1503 of the Dodd-Frank Act requires companies that are “operators” (as such term is defined in the Federal Mine Safety and Health Act of 1977 (the Mine Act)) to disclose certain mine safety information in each periodic report to the Securities and Exchange Commission. This information is related to the enforcement of the Mine Act by the Mine Safety and Health Administration (MSHA).

The Dodd-Frank Act and the subsequent implementing regulation issued by the SEC require disclosure of the following categories of violations, orders and citations: (1) Section 104 S&S Citations, which are citations issued for violations of mandatory health or safety standards that could significantly and substantially contribute to the cause and effect of a mine safety or health hazard; (2) Section 104(b) Orders, which are orders issued upon a follow up inspection where the inspector finds the violation previously cited has not been totally abated in the prescribed time period; (3) Section 104(d) Citations and Orders, which are issued upon violations of mandatory health or safety standards caused by an unwarrantable failure of the operator to comply with the standards; (4) Section 110(b)(2) Violations, which result from the reckless and repeated failure to eliminate a known violation; (5) Section 107(a) Orders, which are given when MSHA determines that an imminent danger exists and results in an order of immediate withdrawal from the area of the mine affected by the condition; and (6) written notices from MSHA of a pattern of violations of mandatory health or safety standards that are of such nature as could have significantly and substantially contributed to the cause and effect of mine health or safety hazards under Section 104(e). In addition, the Dodd-Frank Act requires the disclosure of the total dollar value of proposed assessments from MSHA under the Mine Act and the total number of mining related fatalities.

The following disclosures are made pursuant to Section 1503.

During the twelve months ended December 31, 2012, none of our operations: (i) had any flagrant violations under Section 110(b)(2); (ii) received notice from MSHA of a pattern of violations of mandatory health or safety standards under Section 104(e); or (iii) had any mining-related fatalities.

The Company previously reported two deaths in 2011 which, at the time, MSHA’s Fatality Review Committee had not yet made a determination on whether either death was chargeable as mine-related fatalities. The first death occurred on July 21, 2011 at the Ft Pierce, Florida facility. For unknown reasons, a customer dump truck gradually over-traveled a berm without any apparent corrective and braking action and rolled upside down into a water-filled canal bordering the property resulting in the driver’s death. The second death, occurred on July 23, 2011, involved an employee who worked at the Cherokee, Alabama facility, who was found deceased at home due to coronary failure. During the current reporting period, the Fatality Review Committee determined that neither of these deaths was chargeable as mine-related fatalities.

During the reporting period, two of our operations, TSB Cement and Notasulga Quarry, located in Newberry, Florida and Lee County, Alabama, respectively, received a 107(a) imminent danger order; however, both orders were vacated.

Exhibit 95 – Page 1

CALENDAR YEAR 2012

The table below sets forth, by mine, the total number of citations and/or orders issued by MSHA during the period covered by this report under the indicated provisions of the Mine Act, together with the total dollar value of proposed assessments, if any, from MSHA, received during the twelve months ended December 31, 2012. Of our 235 active MSHA-regulated facilities during the year, we received 479 federal mine safety inspections at 224 operations during the reporting period. Of our inspected operations, 167 did not receive any reportable citations or orders.

Name of Operation	Number of Inspections	Total Number of S&S Citations	Mine Act § 104(b) Orders	Mine Act § 104(d) Citations and Orders	Mine Act § 110(b)(2) Violations	Mine Act § 107(a) Orders	Total Dollar Value of Proposed MSHA Assessments (dollars in thousands)	Total Number of Mining Related Fatalities	Received Written Notice under Mine Act § 104(e) (yes/no)
1604 STONE, TX	1	1	0	0	0	0	1.1	0	No
ADAIRSVILLE, GA	3	1	0	0	0	0	0	0	No
BARIN, GA	4	1	0	0	0	0	0.2	0	No
BESSEMER QUARRY, AL	2	3	0	0	0	0	1	0	No
BIG ROCK CREEK, CA	3	1	0	0	0	0	0.6	0	No
BLACK ANGUS S&G, AZ	1	1	0	0	0	0	0.2	0	No
BOLINGBROOK STONE, IL	2	2	0	0	0	0	0.2	0	No
CENTRAL SERVICES, NC	4	1	0	0	0	0	0.5	0	No
CENTRAL, KY	5	3	0	0	0	1	1.2	0	No
CHEROKEE QUARRY, GA	1	1	0	0	0	0	1.7	0	No
DEKALB QUARRY, IL	2	1	0	0	0	0	0	0	No
DIXIE LEE QUARRY, TN	2	1	0	0	0	0	0	0	No
DOLCITO STONE, AL	2	1	0	0	0	0	0	0	No
ELKTON QUARRY, VA	2	1	0	0	0	0	0.6	0	No
ENSLEY MACHINE SHOP, AL	2	1	0	0	0	0	0	0	No
FORT KNOX, KY	3	3	0	0	0	0	0.7	0	No
FORT PAYNE QUARRY, AL	1	3	0	0	0	0	2.8	0	No
FRANKLIN QUARRY MILWAUKEE, WI	2	1	0	0	0	0	0.6	0	No
GOLD HILL QUARRY, NC	3	1	0	0	0	0	0	0	No
GREENEVILLE, TN	3	1	0	0	0	0	0.2	0	No
GREYSTONE QUARRY, NC	3	1	0	0	0	0	0.3	0	No
HARDIN COUNTY, KY	4	2	0	0	0	0	1.3	0	No
HARRISON COUNTY QUARRY, IN	3	1	0	0	0	0	0	0	No
HUEBNER RD STONE, TX	2	1	0	0	0	0	0.2	0	No
HUNTSVILLE, AL	2	1	0	0	0	0	0.2	0	No
KINGSPORT QUARRY, TN	2	2	0	0	0	0	0.2	0	No
KNIPPA QUARRY, TX	1	1	0	0	0	0	0.2	0	No
LAKESHORE QUARRY, AL	2	1	0	0	0	0	0.2	0	No
LAKESIDE, SC	3	1	0	0	0	0	2.3	0	No
LARAWAY, IL	3	2	0	0	0	0	0.3	0	No
LEMONT, IL	3	1	0	0	0	0	0.3	0	No
LITHIA SPRINGS, GA	3	3	0	0	0	0	0.2	0	No
LYMAN QUARRY, SC	2	1	0	0	0	0	0	0	No
MANASSAS QUARRY, VA	3	1	2	0	0	0	0.7	0	No
MANTENO, IL	1	1	0	0	0	0	0.1	0	No
MARANA S&G, AZ	2	3	0	0	0	0	1.1	0	No
MARYVILLE QUARRY, TN	3	1	0	0	0	0	0.7	0	No
MCCOOK, IL	3	2	0	0	0	0	0	0	No
MECKLENBURG QUARRY, VA	2	2	0	0	0	0	0.6	0	No
MORRISTOWN QUARRY, TN	2	1	0	0	0	0	0	0	No
NOTASULGA QUARRY, AL	5	3	0	0	0	1	0.2	0	No
PACOLET, SC	2	1	0	0	0	0	0.5	0	No
PALMDALE S&G, CA	2	1	0	0	0	0	0.2	0	No
RICHMOND RD QUARRY, KY	5	1	0	0	0	0	0	0	No

Exhibit 95 – Page 2

ROYAL STONE QUARRY, VA	1	1	0	0	0	1	0	0	No
SAN EMIDIO S&G, CA	3	2	0	0	0	0	0.9	0	No
SANGER S&G, CA	2	2	0	0	0	0	5.6	0	No
SAVANNAH QUARRY, TN	5	5	0	0	0	1	2.3	0	No
STAFFORD QUARRY, VA	3	1	0	0	0	0	0	0	No
SUN CITY S&G, AZ	2	2	0	0	0	0	0	0	No
SUN VALLEY S&G, CA	3	1	0	0	0	0	0	0	No
TAMPA CEMENT GRINDING PLANT, FL	2	1	0	0	0	0	1.7	0	No
TEHUACANA QUARRY, TX	3	1	0	0	0	0	0	0	No
TSB CEMENT PLANT, FL	1	5	0	0	0	1	4.2	0	No
TUSCALOOSA, AL	2	0	0	2	0	1	0	0	No
TUSCUMBIA QUARRY, AL	3	1	0	0	0	0	0.3	0	No
VULCAN DRILL SERVICE SG, AL	1	0	0	1	0	0	0	0	No
OTHER OPERATIONS - 167	337	0	0	0	0	0	0	0	No
Total	479	86	2	3	0	6	36.3	0

The total dollar value of proposed assessments received during the twelve months ended December 31, 2012 for all other citations, as well as proposed assessments received during the reporting period for citations previously issued, is $181,357.

The table below sets forth, by mine, category of legal action and number of legal actions pending before the Federal Mine Safety and Health Review Commission ending December 31, 2012.

	Number of Legal Actions
Name of Operation	Contest Penalty	Contest Citations	Complaint of Discharge, Discrimination
BLACKSBURG, SC	2	0	0
BLAIRSVILLE, GA	1	1	0
BOLINGBROOK STONE, IL	1	0	1
CALERA QUARRY, AL	1	0	0
CHEROKEE QUARRY, AL	1	0	0
DABNEY ASPHALT QUARRY, TX	1	0	0
FORT PAYNE QUARRY, AL	1	0	0
FREDERICK QUARRY, MD	1	0	0
GRAND RIVERS QUARRY, KY	3	0	0
HANOVER QUARRY, PA	1	0	0
HELOTES STONE, TX	1	0	0
HENDERSONVILLE QUARRY, NC	1	0	0
HOUSTON YARD, TX	1	0	0
KENNESAW, GA	1	0	0
KINGSPORT QUARRY, TN	1	0	0
LAWRENCEVILLE QUARRY, VA	1	0	0
LEMONT, IL	1	0	0
MANASSAS QUARRY, VA	3	0	0
MANTENO, IL	2	0	0
MCCOOK, IL	1	0	0
MECKLENBURG QUARRY, VA	1	0	0
NOTASULGA QUARRY, AL	1	0	0
PARSONS QUARRY, TN	1	0	0
PUDDLEDOCK, VA	1	0	0
RICHMOND QUARRY, VA	2	0	0
RICHMOND RD QUARRY, KY	1	0	0
ROCHESTER S&G, IL	1	0	0
ROCKINGHAM QUARRY, NC	1	0	0
ROYAL STONE QUARRY, VA	1	0	0
SHELBYVILLE QUARRY, TN	1	6	0
TAMPA CEMENT GRINDING PLANT, FL	1	0	0
TUSCUMBIA QUARRY, AL	1	0	0
WILSON COUNTY, TN	1	10	0

Exhibit 95 – Page 3

The table below sets forth, by mine, category of legal action and number of legal actions filed before the Federal Mine Safety and Health Review Commission during the twelve months ended December 31, 2012.

	Number of Legal Actions
Name of Operation	Contest Penalty	Contest Citations	Complaint of Discharge, Discrimination
BLACK ROCK QUARRY, AR	1	0	0
BLACKSBURG, SC	2	0	0
BOLINGBROOK STONE, IL	1	0	1
CALERA QUARRY, AL	1	0	0
CHEROKEE QUARRY, AL	1	0	0
DABNEY ASPHALT QUARRY, TX	1	0	0
FORT KNOX, KY	1	0	0
FORT MYERS MINE, FL	1	0	0
FORT PAYNE QUARRY, AL	1	0	0
FORT PIERCE MINE, FL	1	0	0
FREDERICK QUARRY, MD	1	0	0
GRAND RIVERS QUARRY, KY	2	0	0
HANOVER QUARRY, PA	1	0	0
HARDIN COUNTY, KY	1	0	0
HELOTES STONE, TX	1	0	0
HENDERSONVILLE QUARRY, NC	1	0	0
KENNESAW, GA	1	0	0
KEUKA INDUSTRIAL SAND PLANT, FL	1	0	0
KINGSPORT QUARRY, TN	1	0	0
LAKESHORE QUARRY, AL	1	0	0
LAWRENCEVILLE QUARRY, VA	1	0	0
LEMONT, IL	1	0	0
LYMAN QUARRY, SC	1	0	0
MACON COUNTY, IL	1	0	0
MANASSAS QUARRY, VA	4	0	0
MANTENO, IL	2	0	0
MARYVILLE QUARRY, TN	1	0	0
MCCOOK, IL	1	0	0
MECKLENBURG QUARRY, VA	1	0	0
MESA SAND AND GRAVEL, AZ	1	0	0
MSD MACH & SERV, TN	1	0	0
NOTASULGA QUARRY, AL	2	0	0
PACOLET, SC	1	0	0
PARSONS QUARRY, TN	1	0	0
RICHMOND RD QUARRY, KY	1	0	0
RIVERSIDE DR QUARRY, TN	1	0	0
ROCHESTER S&G, IL	1	0	0
ROCKINGHAM QUARRY, NC	1	0	0
ROYAL STONE QUARRY, VA	2	0	0
SAVANNAH QUARRY, TN	1	0	0
SMITH GROVE QUARRY, NC	1	0	0
STAFFORD QUARRY, VA	1	0	0
TAMPA CEMENT GRINDING PLANT, FL	1	0	0
TSB CEMENT PLANT, FL	2	0	0
TUSCUMBIA QUARRY, AL	1	0	0

Exhibit 95 – Page 4

The table below sets forth, by mine, category of legal action and number of legal actions resolved by the Federal Mine Safety and Health Review Commission during the three months ended September 30, 2012.

	Number of Legal Actions
Name of Operation	Contest Penalty	Contest Citations	Complaint of Discharge, Discrimination
ADAIRSVILLE, GA	1	0	0
ATHENS QUARRY, TN	1	0	0
BARTLETT UG BLUFF CITY, IL	3	0	1
BLACK ANGUS S&G, AZ	1	0	0
BLACK ROCK QUARRY, AR	1	0	0
BROOKSVILLE VULCAN QUARRY, FL	1	0	0
BROWNWOOD STONE, TX	1	0	0
CALCIUM PLANT, FL	2	0	0
CENTRAL SERVICES, NC	0	2	0
CHILDERSBURG QUARRY, AL	1	0	0
CLARKSVILLE QUARRY, TN	1	0	0
CLEVELAND QUARRY, TN	1	0	0
COLUMBIA QUARRY UG, TN	1	0	0
DABNEY ASPHALT QUARRY, TX	1	0	0
DALE, VA	1	0	0
DANLEY QUARRY, TN	1	0	0
ELLIJAY QUARRY, GA	1	0	0
ENKA QUARRY, NC	1	0	0
ESCAMBIA QUARRY, AL	1	0	0
FORT KNOX, KY	1	0	0
FORT MYERS MINE, FL	1	0	0
FORT PAYNE QUARRY, AL	1	0	0
FORT PIERCE MINE, FL	1	0	0
FRANCESVILLE, IN	1	0	0
FRANKLIN QUARRY, TN	1	0	0
GRAND RIVERS QUARRY, KY	5	0	0
GRANDIN SAND PLANT, FL	1	0	0
HANOVER QUARRY, PA	3	0	0
HARDIN COUNTY, KY	1	0	0
HELENA QUARRY, AL	2	0	0
HELOTES STONE, TX	1	0	0
HENDERSONVILLE QUARRY, NC	1	0	0
JACK QUARRY, VA	2	0	0
KANKAKEE, IL	1	0	0
KEUKA INDUSTRIAL SAND PLANT, FL	1	0	0
LACON QUARRY, AL	1	0	0
LAGRANGE, GA	1	0	0
LAKESHORE QUARRY, AL	1	0	0
LARAWAY, IL	1	0	0
LEMONT, IL	1	0	0
LYMAN QUARRY, SC	1	0	0
MACON COUNTY, IL	1	0	0
MACON QUARRY, GA	1	0	0
MARYVILLE QUARRY, TN	1	0	0
MAYNARDVILLE QUARRY, TN	1	0	0
MCCOOK, IL	2	0	0
MECKLENBURG QUARRY, VA	1	0	0
MESA SAND AND GRAVEL, AZ	1	0	0
MIAMI QUARRY, FL	1	0	0
MORRISTOWN QUARRY, TN	1	0	0
MSD MACH & SERV, TN	2	0	0
NEW BRISTOL QUARRY, TN	1	0	0
NOTASULGA QUARRY, AL	1	0	0
PACOLET, SC	1	0	0
PARSONS QUARRY, TN	1	0	0
PINEVILLE QUARRY, NC	1	0	0
POCOMOKE CITY SAND & GRAVEL, MD	2	0	0
POLK SAND PLANT, FL	1	0	0
PRIDE QUARRY, AL	1	0	0
PUDDLEDOCK, VA	1	0	0

Exhibit 95 – Page 5

Table continued from prior page	Number of Legal Actions
Name of Operation	Contest Penalty	Contest Citations	Complaint of Discharge, Discrimination
RACINE, WI	1	0	0
READYVILLE, TN	1	0	0
RICHMOND QUARRY, VA	1	0	0
RIVERSIDE DR QUARRY, TN	1	0	0
ROYAL STONE QUARRY, VA	1	0	0
SANDERS QUARRY, VA	3	3	0
SAVANNAH QUARRY, TN	2	0	0
SKIPPERS QUARRY, VA	1	0	0
SMITH GROVE QUARRY, NC	1	0	0
SOUTH RUSSELLVILLE, AL	1	0	0
SPRUCE PINE QUARRY, NC	2	0	0
STAFFORD QUARRY. VA	1	0	0
SWEET WATER QUARRY, TN	1	0	0
TAMPA CEMENT GRINDING PLANT, FL	5	0	0
TAMPA YARD, FL	1	0	0
TRINITY, AL	1	0	0
TSB CEMENT PLANT, FL	4	0	0
WITHERSPOON SAND PLANT, FL	2	0	0

Exhibit 95 – Page 6